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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-49307), pertaining to the Amended and Restated 401(k) Savings Plan of Kaufman and Broad Home Corporation of our report dated June 9, 2000 with respect to the financial statements and schedule of the Kaufman and Broad Home Corporation Amended and Restated 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.


                                                               ERNST & YOUNG LLP


Los Angeles, California
June 29, 2000